UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)                     September 8, 2009

                    ZYGO CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	0-12944	06-0864500
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

Laurel Brook Road, Middlefield, CT		06455-0448
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code:	(860) 347-8506

                                        Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

[   ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

(e) On September 8, 2009, Zygo Corporation (“ZYGO”) and John M. Stack, President of ZYGO’s Optical Systems Division, amended Mr. Stack’s employment agreement with ZYGO, originally dated November 20, 2006, as amended on September 1, 2009. Pursuant to the amendment dated September 8, 2009 (“Amendment #2”), if Mr. Stack resigns or is terminated for any reason other than for justifiable cause within ninety days (90) after a change in control of ZYGO, Mr. Stack will be entitled to continue to receive his base salary at the then-current rate for a period of twelve (12) months.

Amendment #2 to the employment agreement dated as of September 8, 2009 between Mr. Stack and ZYGO is attached as Exhibit 99.1 hereto.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits

	99.1	Amendment #2 to the employment agreement, dated as of September 8, 2009, between John M. Stack and Zygo Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZYGO CORPORATION

Date: September 11, 2009	By: /s/ J. Bruce Robinson
Name: J. Bruce Robinson
Title: Chief Executive Officer

EXHIBIT INDEX

99.1	Amendment #2 to the employment agreement, dated as of September 8, 2009, between John M.
Stack and Zygo Corporation.